Exhibit 99.1

Interleukin Genetics Enters into New Clinical Research Collaboration with Alticor

Studies planned on the genetics of;

Asian populations with regard to risk associated in the development of osteoporosis or cardiovascular disease

North American populations with regard to athletic/exercise performance in response to nutritional products (nutrigenomics)

North American populations with regard to skin appearance (dermagenomics)

Waltham, MA, February 28, 2008 - Interleukin Genetics, Inc. (AMEX: ILI) reported today that it has executed a new research agreement with Access Business Group International LLC (ABG), a subsidiary of Alticor Inc. The research agreement encompasses four main areas; osteoporosis, cardiovascular disease, nutrigenomics, and dermagenomics. Interleukin Genetics will be conducting various clinical studies, which shall be fully funded by Alticor. Studies will look to correlate single nucleotide polymorphic (SNPs) gene variations to the risk of osteoporosis or cardiovascular disease in Asian populations. Other studies will seek to identify genetic factors that influence athletic performance and skin appearance (wrinkles, elasticity, aging) for the purpose of developing products to enhance healthy aging.

Under the terms of the agreement, ABG will pay Interleukin Genetics $1.2 million during 2008 for the research. Approximately $800,000 of unspent funding from prior research agreements with Alticor shall also be credited against the costs incurred under this new agreement.

“This is our eighth research agreement with Alticor and we are pleased to continue to work with our partner on the development of genetic risk assessment tests in the field of osteoporosis and cardiovascular disease in new populations as well as innovative research in exercise performance and skin health,” said Lewis H. Bender, Chief Executive Officer of Interleukin Genetics. “The areas in which we are collaborating with Alticor represent attractive, important and large markets. Alticor’s continued investment and commitment is an important endorsement in the development of risk assessment tests and personalized wellness products using our proprietary methods and intellectual property.”

“Interleukin Genetics has an experienced research staff and the capabilities to assist in our development of novel personalized health and wellness products” said Robin Dykhouse, Vice President, Research at Access Business Group. “We have been pleased with our past collaborations with Interleukin Genetics and look forward to continuing to work with their team.”

Previous research agreements between Interleukin Genetics and Alticor led to the commercial launch in March 2006 of three products—a proprietary genetic test for risk of early heart disease, a novel and proprietary nutritional supplement beneficial for those who test positive for that genetic risk factor, and a general nutrition test panel.

About Interleukin Genetics

Interleukin Genetics, Inc. (AMEX: ILI) is a genetics-focused personalized health company that develops preventive consumer products and genetic tests for sale to the emerging personalized health market. Focused on the future of health and medicine, Interleukin uses its leading genetics research and scientific capabilities to develop and test innovative preventive and therapeutic products. Interleukin Genetics has developed and commercialized genetic tests for risk assessment of coronary artery disease, periodontal disease, and general nutrition. The Company currently offers an array of Nutraceuticals and OTCeuticals®, including Ginkoba®, Ginsana® and Venastat® which are sold at the nation’s largest food, drug and mass retailers. Interleukin is headquartered in Waltham, MA. For more information about Interleukin and its ongoing programs, please visit www.ilgenetics.com.

About Alticor and Access Business Group

Alticor (www.alticor.com) is the parent company of Amway Corp., Quixtar Inc., Access Business Group LLC and Alticor Corporate Enterprises. Headquartered in Ada, Michigan, USA, Alticor and its affiliates offer products, business opportunities, and product development, manufacturing and logistic services in more than 80 countries and territories worldwide. In its most recent financial year, the company reported worldwide sales of more than $7.1 billion. For further information, please contact Alticor’s media information line at 616-787-7565 or e-mail Alticor’s media relations staff at mediainfo@alticor.com. Part of the Alticor family of companies, Access Business Group is a team of vertically integrated business-to-business experts. Access Business Group provides product development, sourcing, manufacturing, printing, packaging and distribution. Access Business Group offers expertise in nutrition, personal care, home care and beauty.

About Coronary Artery Disease

Coronary artery disease (CAD) is a disease in which plaque builds up inside the coronary arteries. These arteries supply your heart muscle with oxygen-rich blood. Plaque is made up of fat, cholesterol, and other substances found in the blood. When plaque builds up in the arteries, the condition is called atherosclerosis. Over time, CAD can weaken the heart muscle and lead to heart failure and arrhythmias. CAD is the most common type of heart disease. It’s the leading cause of death in the United States for both men and women. Lifestyle changes, medicines, and/or medical procedures can effectively prevent or treat CAD in most people. According to the American Heart Association, over 105 million American adults have total blood cholesterol values of 200 mg/dL and higher, and 36.6 million American adults have levels of 240 or above. Doctors consider total cholesterol levels of 240 mg/dL or greater high in adults and levels from 200 to 239 mg/dL borderline-high.

About Osteoporosis

According to the National Osteoporosis Foundation Osteoporosis is a disease in which bones become fragile and more likely to break. If not prevented or if left untreated, osteoporosis can progress painlessly until a bone breaks. These broken bones, also known as fractures, occur typically in the hip, spine, and wrist. Any bone can be affected, but of special concern are fractures of the hip and spine. A hip fracture almost always requires hospitalization and major surgery. It can impair a person’s ability to walk unassisted and may cause prolonged or permanent disability or even death. Spinal or vertebral fractures also have serious consequences, including loss of height, severe back pain, and deformity. Millions of Americans are at risk. While women are four times more likely than men to develop the disease, men also suffer from osteoporosis.

About Skin Care products

Skin care products comprise several different treatments to manage the appearance of the skin. The skin care products market’s growth is expected to reach more than $7 billion by 2010. Anti-aging products are expected to retain double-digit growth rates in the next several years, while sales of moisturizers, cleansers are also expected to see good growth. Sales of products in this category were $5.8 billion in 2006.

About Sports Nutritional products

Retail sales of sports nutritional products, including large brands such as Gatorade and Redbull, will top $12.7bn by 2011. Posting a 23 per cent growth rate between 2005 and 2006 from $4.5bn to $5.5bn, the market sector is being driven by the continued trend for health and wellness and balanced eating amongst serious athletes and the baby boomer generation. Sports beverages are said to be leading the sector, followed by bars, gels and supplements.

Certain statements contained herein are “forward-looking” statements including statements regarding our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns and our ability to make progress in advancing our core technologies. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risk of market acceptance of our products, the risk of technology and product obsolescence, delays in product development, the performance of our commercial partners, the availability of adequate capital, the actions of our competitors and other competitive risks, and those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2006 as amended, filed with the Securities and Exchange Commission, our quarterly reports on Form 10-Q and other filings made by us with the Securities and Exchange Commission. We disclaim any obligation or intention to update these forward-looking statements.

Contact for Media / Investors:
Rich Tauberman (201) 964-2408, Financial Relations Board